As filed with the Securities and Exchange Commission on July 20, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROPER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	51-0263969
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6901 Professional Pkwy, Suite 200

Sarasota, FL 34240

(941) 556-2601

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Roper Industries, Inc.

2006 Incentive Plan, As Amended and Restated

(Full Title of the Plan)

David B. Liner

Vice President, General Counsel and Secretary

Roper Industries, Inc.

6901 Professional Pkwy, Suite 200

Sarasota, FL 34240

(Name and Address of Agent for Service)

Telephone number, including area code, of agent for service: (941) 556-2601

Copy to:

Jean McLoughlin

Davis Polk & Wardwell

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check is a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(2)
Common Stock, par value $0.01 per share	11,000,000	$94.64	$1,041,040,000	$119,303.18

(1)	Reflects shares approved by stockholders in 2008 and 2012.
(2)	Pursuant to the provisions of Rule 416 under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement also covers an indeterminate amount of additional shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), as may be issuable as a result of any recapitalization, stock split, stock dividend or similar transaction pursuant to the Registrant’s 2006 Incentive Plan, as amended and restated.
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act, based on the average of the high and low prices of Common Stock reported on the New York Stock Exchange on July 17, 2012.

INTRODUCTION

In accordance with General Instruction E of Form S-8, this Registration Statement on Form S-8 is filed by Roper Industries, Inc. (the “Company” or the “Registrant”) to register an additional 11,000,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) under the Roper Industries, Inc. 2006 Incentive Plan, as amended and restated (the “2006 Plan”).

The Registrant previously registered an aggregate of 6,879,293 shares of Common Stock for issuance under the 2006 Plan on Registration Statement No. 333-135700. The content of such registration statement is hereby incorporated herein by reference into this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Registration Statement on Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates herein by reference the following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(1) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011;

(2) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012;

(3) The Registrant’s current reports on Form 8-K filed since December 31, 2011; and

(4) The description of the Registrant’s Common Stock contained in the Registrant’s Form 8-A filed with the Commission on October 7, 1996 pursuant to the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

David B. Liner, the Company’s Vice President, General Counsel and Secretary, has rendered an opinion to the effect that the shares of Common Stock subject to this Registration Statement are duly authorized and, when issued in accordance with the terms of the 2006 Plan, will be validly issued, fully paid and non-assessable. As of June 30, 2012, Mr. Liner directly or indirectly held (a) 26,145 shares of Commons Stock, (b) restricted stock covering an aggregate of 11,800 shares of Common Stock, and (c) unvested options to purchase an aggregate of 91,881 shares of Common Stock.

Item 8.	EXHIBITS

The index to exhibits appears on the page immediately following the signature pages of this Registration Statement. The exhibits listed on the Exhibit Index of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on the 20th day of July, 2012.

ROPER INDUSTRIES, INC.

By:	/s/ David B. Liner
	Name:	David B. Liner
	Title:	Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Brian D. Jellison, John Humphrey and David B. Liner (each, an “Agent”, and collectively, “Agents”) his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign and execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) the Registration Statement on Form S-8 and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed therewith or with respect thereto. Each signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the following capacities on the 20th day of July, 2012.

Signature	Title

/s/ Brian D. Jellison	President, Chief Executive Officer and Chairman of
Brian D. Jellison	the Board of Directors (Principal Executive Officer)

/s/ John Humphrey	Executive Vice President and Chief Financial Officer
John Humphrey	(Principal Financial Officer)

/s/ Paul J. Soni	Vice President and Controller
Paul J. Soni	(Principal Accounting Officer)

/s/ David W. Devonshire	Director
David W. Devonshire

/s/ John F. Fort III	Director
John F. Fort III

/s/ Robert D. Johnson	Director
Robert D. Johnson

/s/ Robert E. Knowling, Jr.	Director
Robert E. Knowling, Jr.

/s/ Wilbur J. Prezzano	Director
Wilbur J. Prezzano

/s/ Richard F. Wallman	Director
Richard F. Wallman

/s/ Christopher Wright	Director
Christopher Wright

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on March 17, 2003 for the quarterly period ended January 31, 2003).*

4.2	Amended and Restated ByLaws dated April 20, 2012 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 24, 2012).*

4.3	Certificate of Amendment of Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2005).*

4.4	Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2006).*

4.5	Certificate Eliminating References to the Company’s Series A Preferred Stock from the Company’s Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 17, 2006).*

4.6	Certificate of Amendment of Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2007).*

5.1	Opinion of David B. Liner.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of David B. Liner (included in Exhibit 5.1).

24	Power of Attorney (included on the signature pages of this Registration Statement).

99	Roper Industries, Inc. Amended and Restated 2006 Incentive Plan (incorporated herein by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2012).*

*	Incorporated herein by reference.